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                                                            Exhibit 99.24(B)(15)

                         KEYSTONE EMERGING MARKETS FUND
                        FORM OF CLASS A DISTRIBUTION PLAN

      SECTION 1. Keystone Emerging Markets Fund ("Fund") may act as the distributor of securities of which it is the issuer, pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act") according to the terms of this Distribution Plan (the "Plan").

     SECTION 2. The Fund may expend daily amounts at an annual rate of 0.75% of the average daily net asset value of Class A shares of the Fund to finance any activity that is principally intended to result in the sale of Class A shares of Fund including, without limitation, expenditures consisting of payments to a principal underwriter of the Fund ("Principal Underwriter") in order (i) to enable the Principal Underwriter to pay to others commissions in respect of sales of Class A shares of the Fund since inception of the Plan; (ii) to enable the Principal Underwriter to pay or to have paid to others who sell Class A shares a maintenance or other fee, at such intervals as the Principal Underwriter may determine, in respect of Class A shares previously sold by any such others and remaining outstanding during the period in respect of which such fee is or has been paid; and/or (iii) to compensate the Principal Underwriter for its efforts in respect of sales of Class A shares of the Fund since inception of the Plan.

      SECTION 3. This Plan shall not take effect until it has been approved by a vote of at least a majority (as defined in the 1940 Act) of the Fund's outstanding Class A shares.

      SECTION 4. This Plan shall not take effect until it has been approved, together with any related agreements of the Fund, by votes of a majority of both
(a) the Board of Trustees of the Fund and (b) those Trustees of the Fund who are not "interested persons" of the Fund (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of this Plan or any agreements of the Fund or any other person related to this Plan ("Rule 12b-1 Trustees"), cast in person at a meeting called for the purpose of voting on this Plan or such agreements.

      SECTION 5. Unless sooner terminated pursuant to Section 7, this Plan shall continue in effect for a period of one year from the date it takes effect and thereafter shall continue in effect so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in
Section 4.

      SECTION 6. Any person authorized to direct the disposition of monies paid or payable by the Fund pursuant to this Plan or any related agreement shall provide to the Fund's Board of Trustees and the Board shall review at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

     SECTION 7. This Plan may be terminated at any time by vote of a majority of the Rule 12b-1 Trustees, or by vote of a majority of the Fund's outstanding Class A shares.

      SECTION 8. Any agreement of the Fund related to this Plan shall be in writing, and shall provide:

     A. That such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Rule 12b-1 Trustees or by vote of a majority of the Fund's outstanding Class A shares on not more than sixty days written notice to any other party to the agreement; and

     B. That such agreement shall terminate automatically in the event of its assignment.

      SECTION 9. This Plan may not be amended to increase materially the amount of distribution expenses provided for in Section 2 hereof unless such amendment is approved in the manner provided in Section 3 hereof, and no material amendment to this Plan shall be made unless approved in the manner provided for in Section 4 hereof.

                         KEYSTONE EMERGING MARKETS FUND
                        FORM OF CLASS B DISTRIBUTION PLAN


      SECTION 1. Keystone Emerging Markets Fund (the "Fund") may act as the distributor of securities of which it is the issuer pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act") according to the terms of this Distribution Plan (the "Plan").


      SECTION 2. The Fund may expend daily amounts at an annual rate of 1.00% of the average daily net asset value of the Fund attributable to the Fund's Class B shares to finance any activity that is principally intended to result in the sale of Class B shares, including, without limitation, expenditures consisting of payments to a principal underwriter of the Fund (the "Principal Underwriter") or others as sales commissions or other compensation for their services that have been earned or as reimbursement for expenses that have been incurred or accrued at any time during which this Plan has been in effect, together with interest at a rate approved from time to time by the Rule 12b-1 Trustees (as defined below) on any such amounts.

      SECTION 3. This Plan shall not take effect until it has been approved by a vote of at least a majority (as defined in the 1940 Act) of the outstanding Class B shares.


      SECTION 4. This Plan shall not take effect until it has been approved together with any related agreements of the Fund by votes of a majority of both
(a) the Board of Trustees of the Fund and (b) those Trustees of the Fund who are not "interested persons" of the Fund (as said term is defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of this Plan or any agreements of the Fund or any other person related to this Plan (the "Rule 12b-1 Trustees"), cast in person at a meeting called for the purpose of voting on this Plan or such agreements.


      SECTION 5. Unless sooner terminated pursuant to Section 7 hereof, this Plan shall continue in effect for a period of one year from the date it takes effect and thereafter shall continue in effect so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in Section 4 hereof.


      SECTION 6. Any person authorized to direct the disposition of monies paid or payable by the Fund pursuant to this Plan or any related agreement shall provide to the Fund's Board of Trustees, and the Board shall review, at least quarterly a written report of the amounts so expended and the purposes for which such expenditures were made.


      SECTION 7. This Plan may be terminated at any time by vote of a majority of the Rule 12b-1 Trustees or by vote of a majority of the outstanding Class B shares.


      SECTION 8. Any agreement of the Fund related to this Plan shall be in writing, and shall provide as follows:

      (a) That such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Rule 12b-1 Trustees or by a vote of a majority of the outstanding Class B shares on not more than sixty days written notice to any other party to the agreement; and

      (b) That such agreement shall terminate automatically in the event of its assignment.


      SECTION 9. This Plan may not be amended to increase materially the amount of distribution expenses provided for in Section 2 hereof unless such amendment is approved in the manner provided in Section 3 hereof, and no material amendment to this Plan shall be made unless approved in the manner provided for in Section 4 hereof.



101607A4
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                         KEYSTONE EMERGING MARKETS FUND
                        FORM OF CLASS C DISTRIBUTION PLAN

         SECTION 1. Keystone Emerging Markets Fund (the "Fund") may act as the distributor of securities of which it is the issuer pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act") according to the terms of this Distribution Plan (the "Plan").

         SECTION 2. The Fund may expend daily amounts at an annual rate of 1.00% of the average daily net asset value of the Fund attributable to the Fund's Class C shares to finance any activity that is principally intended to result in the sale of Class C shares, including, without limitation, expenditures consisting of payments to a principal underwriter of the Fund ("Principal Under-writer") or others as sales commissions or other compensation for their services that have been earned or as reimbursement for expenses that have been incurred or accrued at any time during which this Plan has been in effect, together with interest at a rate approved from time to time by the Rule 12b-1 Trustees (as defined below) on any such amounts.

         SECTION 3. This Plan shall not take effect until it has been approved by a vote of at least a majority (as defined in the 1940 Act) of the outstanding Class C shares of the Fund.

         SECTION 4. This Plan shall not take effect until it has been approved, together with any related agreements of the Fund, by votes of a majority of both
(a) the Board of Trustees of the Fund and (b) those Trustees of the Fund who are not "interested persons" of the Fund (as said term is defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of this Plan or any agreements of the Fund or any other person related to this Plan (the "Rule 12b-1 Trustees"), cast in person at a meeting called for the purpose of voting on this Plan or such agreements.

         SECTION 5. Unless sooner terminated pursuant to Section 7 hereof, this Plan shall continue in effect for a period of one year from the date it takes effect and thereafter shall continue in effect so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in Section 4 hereof.

         SECTION 6. Any person authorized to direct the disposition of monies paid or payable by the Fund pursuant to this Plan or any related agreement shall provide to the Fund's Board of Trustees and the Board shall review at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

         SECTION 7. This Plan may be terminated at any time by vote of a majority of the Rule 12b-1 Trustees or by vote of a majority of the outstanding Class C shares.

         SECTION 8. Any agreement of the Fund related to this Plan shall be in writing, and shall provide as follows:

         (a) That such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Rule 12b-1 Trustees or by vote of a majority of the outstanding Class C shares on not more than sixty days written notice to any other party to the agreement; and

         (b) That such agreement shall terminate automatically in the event of its assignment.

         SECTION 9. This Plan may not be amended to increase materially the amount of distribution expenses provided for in Section 2 hereof unless such amendment is approved in the manner provided in Section 3 hereof and no material amendment to this Plan shall be made unless approved in the manner provided for in Section 4 hereof.